Exhibit 99.1

Cycurion, Inc. Secures Over $8 Million in New Contracts, Strengthening Cybersecurity Leadership

Contract awards build upon Cycurion’s other recent sales wins that have led to record backlog and positioned the company for a strong second half to 2025

McLean, VA – June 25, 2025 – Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions and AI, announces the award of several new contracts totaling over $8 million. These agreements, secured with government and commercial clients, reinforce Cycurion’s position as a trusted partner in protecting critical digital infrastructure.

The contracts, spanning program management, cybersecurity, and disaster recovery services, include a significant $6 million agreement with a major municipal transportation agency to deliver comprehensive IT and cybersecurity solutions. Over $1 million of the total contract value will begin billing in June 2025, with the remainder commencing in the third quarter of 2025. These engagements are set to run for the next 12 to 18 months, leveraging Cycurion’s proprietary ARx platform for real-time threat detection and multi-layered protection.

“Securing over $8 million in new contracts reflects our dedication to delivering innovative, AI-enhanced cybersecurity solutions,” said L. Kevin Kelly, Cycurion Chairman and CEO. “These awards, combined with our strategic focus on high-margin clients, position us for robust growth as we safeguard organizations across diverse sectors.”

Cycurion’s ARx platform, a turnkey web application protection and managed security solution, continues to drive its competitive edge by offering scalable security without hardware or cloud dependencies. With a record backlog and strategic partnerships, Cycurion is poised for sustained success in 2025.

About Cycurion

Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, LLC, Cloudburst Security, LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients with a commitment to securing the digital future.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:
CORE IR
investors@cycurion.com

Media Contact:
Phone: (703) 555-0123
Email: media@cycurion.com